Exhibit 99.1
NEWS RELEASE

Contacts:
FINAL
	Jeff Warren Investor Relations 763-505-2696	Brian Henry Public Relations 763-505-2796
FOR IMMEDIATE RELEASE
MEDTRONIC REPORTS SECOND QUARTER EARNINGS
•	International Revenue of $1.6 Billion Grew 6% on a Constant Currency Basis; 4% As Reported

•	Emerging Market Revenue Grew 19% on Constant Currency Basis; 22% As Reported

•	Non-GAAP Diluted EPS of $0.82 Grew 6%; GAAP Diluted EPS of $0.52 Declined 33%
MINNEAPOLIS — November 23, 2010 — Medtronic, Inc. (NYSE:MDT) today announced financial results for its second quarter of fiscal year 2011, which ended October 29, 2010.
The company reported worldwide second quarter revenue of $3.903 billion, compared to the $3.838 billion reported in the second quarter of fiscal year 2010, an increase of 2 percent as reported and on a constant currency basis.
As detailed in the attached table, second quarter net earnings and diluted earnings per share on a non-GAAP basis were $887 million and $0.82, an increase of 4 percent and 6 percent, respectively, over the same period in the prior year. As reported, second quarter net earnings were $566 million, or $0.52 per diluted share, a decrease of 35 percent and 33 percent, respectively, over the same period in the prior year.
International revenue of $1.608 billion increased 4 percent compared to the same period last year, or an increase of 6 percent after adjusting for a $29 million negative foreign currency impact. International sales accounted for 41 percent of Medtronic’s worldwide revenue.
“Overall, we saw relative market stability from July through October in a challenging market environment with more consistent performance in our businesses, resulting in sequential share gains in ICDs, pacemakers, spine, and drug-eluting stents,” said Bill Hawkins, Medtronic chairman and chief executive officer. “While macroeconomic challenges remain, we continue to advance our pipeline, drive growth in emerging markets and with our emerging therapies, and remain focused on leveraging our size and scale to reduce our cost structure. This positions us well for solid, market-leading performance in the long run.”
Cardiac and Vascular Group
The Cardiac and Vascular Group at Medtronic is comprised of Cardiac Rhythm Disease Management (CRDM), CardioVascular, and Physio-Control. The group reported worldwide sales in the quarter of $2.095 billion, which represents an increase of 1 percent as reported or 2 percent after adjusting for foreign currency. Cardiac & Vascular Group International sales of $1.084 billion were up 4 percent as reported or 5 percent after adjusting for foreign currency. Group performance was driven by strong CardioVascular and Physio-Control sales offset by slower sales in CRDM.
CRDM revenue of $1.248 billion declined 2 percent as reported or 1 percent after adjusting for foreign currency. Revenue from implantable cardioverter defibrillators (ICDs) of $745 million was down 1 percent compared to the same period in the prior year, but up 3 percent sequentially compared to the first quarter of fiscal year 2011. Pacing revenue was $472 million in the quarter, a decline of 5 percent. CRDM sales were negatively affected by slower market growth, but partially offset by continued

growth of the AF Solutions business and the continued adoption of the Protecta™ ICD in Europe.
CardioVascular revenue of $738 million grew 6 percent as reported, or 7 percent after adjusting for foreign currency. Revenue growth was driven by strong international performance, particularly in Latin America, Greater China and Other Asia, leading to an increase in international sales of 10 percent as reported, or 12 percent after adjusting for foreign currency. The Coronary & Peripheral, Structural Heart, and Endovascular businesses grew worldwide revenue 3 percent, 17 percent, and 3 percent, respectively, after adjusting for foreign currency. Structural Heart revenue was driven by continued solid growth in transcatheter valves as well as revenue from the recent acquisition of ATS Medical, which closed in August.
Physio-Control revenue of $109 million increased 16 percent as reported, or 18 percent after adjusting for foreign currency. Solid U.S. growth of 31 percent was due in part to strong sales of the LIFEPAK™ 15 monitor/defibrillator and the resolution of a supplier constraint at the beginning of the quarter.
Restorative Therapies Group
The Restorative Therapies Group at Medtronic is comprised of Spinal, Neuromodulation, Diabetes, and Surgical Technologies. The group had worldwide sales in the quarter of $1.808 billion, which represents an increase of 2 percent as reported or 3 percent after adjusting for foreign currency. Restorative Therapies Group International sales of $524 million increased 6 percent as reported, or 8 percent after adjusting for foreign currency. Group revenue performance was led by strong growth in Diabetes and Surgical Technologies, offset by weaker sales in Spinal and Neuromodulation.

Spinal revenue of $850 million declined 1 percent both as reported and after adjusting for foreign currency, but was up 3 percent sequentially compared to the first quarter of fiscal year 2011. Sales in Core Spinal declined 1 percent. Biologics revenue decreased 2 percent. Slow but stable market growth, affected by continued utilization and pricing pressures, contributed to Spinal results.
Neuromodulation revenue of $388 million increased 1 percent as reported or 2 percent after adjusting for foreign currency. After adjusting for the fiscal year 2010 divestiture of the Bravo pH monitoring business, sales growth was 3 percent on a constant currency basis. Results were driven by new implant growth in pain stimulation therapies, Deep Brain Stimulation systems for movement disorders, and InterStim® Therapy for overactive bladder and urinary retention, and bowel control outside the United States.
Diabetes revenue of $326 million grew 9 percent as reported or 11 percent after adjusting for foreign currency. Growth in the quarter was driven by strong sales of continuous glucose monitoring products as well as solid performance in international markets, particularly in sales of insulin pumps.
Surgical Technologies revenue of $244 million grew 9 percent both as reported and on a constant currency basis. After adjusting for the fiscal year 2010 divestiture of the Ophthalmic business, sales growth was 11 percent on a constant currency basis. Sales performance in the U.S. was solid as capital spending in hospitals continued to improve, providing opportunities for technology upgrades driven by new product launches. International performance was strong in Japan, China and Latin America.

Revenue Outlook and Earnings per Share Guidance
The company today updated its revenue outlook and adjusted its diluted earnings per share guidance for fiscal year 2011.
For the second half of fiscal year 2011, based on estimated market growth of 2 to 3 percent, the company expects revenue growth in the range of 2 to 4 percent on a constant currency basis.
For fiscal year 2011, the company expects diluted earnings per share in the range of $3.38 to $3.44, which includes approximately $0.05 of dilution from the acquisition of Invatec and ATS Medical but does not take into account any impact from the pending acquisition of Ardian. Excluding the approximate $0.05 impact of acquisition dilution and the approximate $0.05 benefit of the extra week in fiscal year 2010, fiscal year 2011 diluted earnings per share growth is expected to be in the range of 8 percent to 10 percent.
Earnings per share guidance excludes any unusual charges or gains that might occur during the fiscal year and the impact of the non-cash charge to interest expense due to the accounting rules governing convertible debt. The guidance provided only reflects information available to the company at this time.
“With the overwhelming financial and societal impact of chronic disease, it is a critical time for Medtronic’s leadership in the management of major health problems like diabetes, heart disease, neurological disorders and musculoskeletal disorders,” said Hawkins. “We have the size, scale and financial strength to significantly and fundamentally change the future direction of chronic disease globally.”

Webcast Information
Medtronic will host a webcast today, November 23, at 8 a.m. EST (7 a.m. CST), to provide information about its businesses for the public, analysts and news media. This quarterly webcast can be accessed by clicking on the Investors link on the Medtronic home page at www.medtronic.com and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Events & Presentations” section of the Investors portion of the Medtronic website.
About Medtronic
Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company, alleviating pain, restoring health and extending life for people with chronic disease. Its Internet address is www.medtronic.com.
This press release contains forward-looking statements related to expected product introductions and results of Medtronic’s future operations, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in Medtronic’s periodic reports on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements. Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” and not on a constant currency basis; references to quarterly figures increasing or decreasing are in comparison to the second quarter of fiscal year 2010.
-end-

MEDTRONIC, INC.
WORLD WIDE REVENUE
(Unaudited)

	FY10	FY10	FY10	FY10	FY10	FY11	FY11	FY11	FY11	FY11
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$1,337	$1,278	$1,243	$1,409	$5,268	$1,226	$1,248	$—	$—	$2,474
Pacing Systems	536	498	459	495	1,987	473	472	—	—	945
Defibrillation Systems	775	754	756	881	3,167	722	745	—	—	1,467
Other	26	26	28	33	114	31	31	—	—	62

CARDIOVASCULAR	$689	$696	$722	$757	$2,864	$717	$738	$—	$—	$1,455
Coronary & Peripheral	353	369	386	382	1,489	372	379	—	—	751
Structural Heart	218	206	216	239	880	224	237	—	—	461
Endovascular	118	121	120	136	495	121	122	—	—	243

PHYSIO-CONTROL	$97	$94	$100	$134	$425	$84	$109	$—	$—	$193

CARDIAC & VASCULAR GROUP	$2,123	$2,068	$2,065	$2,300	$8,557	$2,027	$2,095	$—	$—	$4,122

SPINAL	$915	$862	$842	$880	$3,500	$829	$850	$—	$—	$1,680
Core Spinal	696	642	630	664	2,632	622	634	—	—	1,257
Biologics	219	220	212	216	868	207	216	—	—	423

NEUROMODULATION	$373	$384	$394	$411	$1,560	$370	$388	$—	$—	$758

DIABETES	$295	$300	$311	$332	$1,237	$312	$326	$—	$—	$638

SURGICAL TECHNOLOGIES	$227	$224	$239	$273	$963	$235	$244	$—	$—	$479

RESTORATIVE THERAPIES GROUP	$1,810	$1,770	$1,786	$1,896	$7,260	$1,746	$1,808	$—	$—	$3,555

TOTAL	$3,933	$3,838	$3,851	$4,196	$15,817	$3,773	$3,903	$—	$—	$7,677

ADJUSTMENTS :

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$(21)	$(29)	$—	$—	$(49)

COMPARABLE OPERATIONS (1)	$3,933	$3,838	$3,851	$4,196	$15,817	$3,794	$3,932	$—	$—	$7,726

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
U.S. REVENUE
(Unaudited)

	FY10	FY10	FY10	FY10	FY10	FY11	FY11	FY11	FY11	FY11
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$762	$721	$675	$787	$2,944	$691	$699	$—	$—	$1,390
Pacing Systems	247	221	193	212	872	214	210	—	—	424
Defibrillation Systems	508	492	475	567	2,043	467	481	—	—	948
Other	7	8	7	8	29	10	8	—	—	18

CARDIOVASCULAR	$260	$252	$239	$264	$1,015	$241	$248	$—	$—	$489
Coronary & Peripheral	103	106	100	111	419	98	103	—	—	201
Structural Heart	98	87	86	92	363	89	91	—	—	180
Endovascular	59	59	53	61	233	54	54	—	—	108

PHYSIO-CONTROL	$57	$49	$53	$71	$230	$53	$64	$—	$—	$117

CARDIAC & VASCULAR GROUP	$1,079	$1,022	$967	$1,122	$4,189	$985	$1,011	$—	$—	$1,996

SPINAL	$712	$662	$644	$662	$2,680	$631	$645	$—	$—	$1,275
Core Spinal	507	457	446	462	1,871	439	445	—	—	884
Biologics	205	205	198	200	809	192	200	—	—	391

NEUROMODULATION	$265	$272	$272	$276	$1,086	$261	$278	$—	$—	$538

DIABETES	$193	$201	$203	$213	$810	$203	$213	$—	$—	$417

SURGICAL TECHNOLOGIES	$142	$140	$150	$169	$601	$149	$148	$—	$—	$298

RESTORATIVE THERAPIES GROUP	$1,312	$1,275	$1,269	$1,320	$5,177	$1,244	$1,284	$—	$—	$2,528

TOTAL	$2,391	$2,297	$2,236	$2,442	$9,366	$2,229	$2,295	$—	$—	$4,524

ADJUSTMENTS :

CURRENCY IMPACT	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

COMPARABLE OPERATIONS	$2,391	$2,297	$2,236	$2,442	$9,366	$2,229	$2,295	$—	$—	$4,524

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
INTERNATIONAL REVENUE
(Unaudited)

	FY10	FY10	FY10	FY10	FY10	FY11	FY11	FY11	FY11	FY11
($ millions)	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$575	$557	$568	$622	$2,324	$535	$549	$—	$—	$1,084
Pacing Systems	289	277	266	283	1,115	259	262	—	—	521
Defibrillation Systems	267	262	281	314	1,124	255	264	—	—	519
Other	19	18	21	25	85	21	23	—	—	44

CARDIOVASCULAR	$429	$444	$483	$493	$1,849	$476	$490	$—	$—	$966
Coronary & Peripheral	250	263	286	271	1,070	274	276	—	—	550
Structural Heart	120	119	130	147	517	135	146	—	—	281
Endovascular	59	62	67	75	262	67	68	—	—	135

PHYSIO-CONTROL	$40	$45	$47	$63	$195	$31	$45	$—	$—	$76

CARDIAC & VASCULAR GROUP	$1,044	$1,046	$1,098	$1,178	$4,368	$1,042	$1,084	$—	$—	$2,126

SPINAL	$203	$200	$198	$218	$820	$198	$205	$—	$—	$405
Core Spinal	189	185	184	202	761	183	189	—	—	373
Biologics	14	15	14	16	59	15	16	—	—	32

NEUROMODULATION	$108	$112	$122	$135	$474	$109	$110	$—	$—	$220

DIABETES	$102	$99	$108	$119	$427	$109	$113	$—	$—	$221

SURGICAL TECHNOLOGIES	$85	$84	$89	$104	$362	$86	$96	$—	$—	$181

RESTORATIVE THERAPIES GROUP	$498	$495	$517	$576	$2,083	$502	$524	$—	$—	$1,027

TOTAL	$1,542	$1,541	$1,615	$1,754	$6,451	$1,544	$1,608	$—	$—	$3,153

ADJUSTMENTS :

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$(21)	$(29)	$—	$—	$(49)

COMPARABLE OPERATIONS (1)	$1,542	$1,541	$1,615	$1,754	$6,451	$1,565	$1,637	$—	$—	$3,202

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three months ended		Six months ended
	October 29,	October 30,	October 29,	October 30,
	2010	2009	2010	2009
	(in millions, except per share data)
Net sales	$3,903	$3,838	$7,677	$7,771

Costs and expenses:
Cost of products sold	961	922	1,855	1,888
Research and development expense	373	369	743	739
Selling, general, and administrative expense	1,371	1,323	2,705	2,691
Restructuring charges	—	—	—	62
Certain litigation charges, net	279	(70)	279	374
Purchased in-process research and development (IPR&D) and certain acquisition-related costs	24	—	39	—
Other expense, net	76	130	123	224
Interest expense, net	67	54	141	121

Total costs and expenses	3,151	2,728	5,885	6,099

Earnings before income taxes	752	1,110	1,792	1,672

Provision for income taxes	186	242	396	358

Net earnings	$566	$868	$1,396	$1,314

Basic earnings per share	$0.52	$0.78	$1.29	$1.18

Diluted earnings per share	$0.52	$0.78	$1.28	$1.18

Basic weighted average shares outstanding	1,080.1	1,106.8	1,083.1	1,109.7
Diluted weighted average shares outstanding	1,083.7	1,109.2	1,086.7	1,111.9

Cash dividends declared per common share	$0.225	$0.205	$0.450	$0.410

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended
	October 29,		October 30,		Percentage
	2010		2009		Change

Net earnings, as reported	$566		$868		-35%
Certain litigation charges, net	278	(a)	(44	)(d)
IPR&D and certain acquisition-related costs	16	(b)	—
Impact of authoritative convertible debt guidance on interest expense, net	27	(c)	26	(c)

Non-GAAP net earnings	$887		$850		4%

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Three months ended
	October 29,		October 30,		Percentage
	2010		2009		Change

Diluted EPS, as reported	$0.52		$0.78		-33%
Certain litigation charges, net	0.26	(a)	(0.04	)(d)
IPR&D and certain acquisition-related costs	0.01	(b)	—
Impact of authoritative convertible debt guidance on interest expense, net	0.02	(c)	0.02	(c)

Non-GAAP diluted EPS	$0.82	(1)	$0.77	(1)	6%

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and therefore may not sum.

(a)	The $278 million ($0.26 per share) after-tax ($279 million pre-tax) certain litigation charges, net relate primarily to a settlement involving the Sprint Fidelis family of defibrillation leads and an accounting charge for Other Matters litigation. The Sprint Fidelis settlement relates to the resolution of certain outstanding product litigation related to the Sprint Fidelis family of defibrillation leads that were subject to a field action announced October 15, 2007. The terms of the agreement stipulate Medtronic will, if it elects not to cancel the agreement, pay plaintiffs to settle substantially all pending U.S. lawsuits and claims, subject to certain conditions. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(b)	The $16 million ($0.01 per share) after-tax ($24 million pre-tax) IPR&D and certain acquisition-related costs include acquisition-related legal fees and severance costs, change in control costs, and contract termination costs related to the acquisition of ATS Medical, Inc. that were expensed in the period. In addition to disclosing IPR&D and certain acquisition-related costs that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these acquisition-related costs. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these acquisition-related costs when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(c)	The Financial Accounting Standards Board (FASB) authoritative guidance on accounting for convertible debt has resulted in an after-tax impact to net earnings of $27 million ($0.02 per share) and $26 million ($0.02 per share) for the three months ended October 29, 2010 and October 30, 2009, respectively. The pre-tax impact to interest expense, net was $43 million and $41 million for the three months ended October 29, 2010 and October 30, 2009, respectively. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the impact of this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(d)	The $44 million ($0.04 per share) after-tax ($70 million pre-tax) certain litigation gain is related to the resolution of outstanding patent litigation with W.L. Gore & Associates (Gore) related to selected patents in Medtronic’s Jervis and Wiktor patent families. The terms of the agreement stipulate that neither party will sue each other in the defined field of use, subject to certain conditions. Medtronic granted Gore a worldwide, irrevocable, non-exclusive license in the defined field of use. In addition and subject to certain conditions, Gore will pay Medtronic a quarterly license payment through the fiscal quarter ending October 2018. In addition to disclosing this certain litigation gain that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this $70 million pre-tax certain litigation gain. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this certain litigation gain when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Six months ended
	October 29,		October 30,		Percentage
	2010		2009		Change

Net earnings, as reported	$1,396		$1,314		6%
Restructuring charges	—		50	(d)
Certain litigation charges, net	278	(a)	316	(e)
IPR&D and certain acquisition-related costs	27	(b)	—
Impact of authoritative convertible debt guidance on interest expense, net	54	(c)	54	(c)

Non-GAAP net earnings	$1,755		$1,734		1%

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Six months ended
	October 29,		October 30,		Percentage
	2010		2009		Change

Diluted EPS, as reported	$1.28		$1.18		8%
Restructuring charges	—		0.04	(d)
Certain litigation charges, net	0.26	(a)	0.28	(e)
IPR&D and certain acquisition-related costs	0.02	(b)	—
Impact of authoritative convertible debt guidance on interest expense, net	0.05	(c)	0.05	(c)

Non-GAAP diluted EPS	$1.61		$1.56	(1)	3%

Note: The data in this schedule has been intentionally rounded and therefore the first quarter and second quarter data may not sum to the fiscal year to date totals.

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and therefore may not sum.

(a)	The $278 million ($0.26 per share) after-tax ($279 million pre-tax) certain litigation charges, net relate primarily to a settlement involving the Sprint Fidelis family of defibrillation leads and an accounting charge for Other Matters litigation. The Sprint Fidelis settlement relates to the resolution of certain outstanding product litigation related to the Sprint Fidelis family of defibrillation leads that were subject to a field action announced October 15, 2007. The terms of the agreement stipulate Medtronic will, if it elects not to cancel the agreement, pay plaintiffs to settle substantially all pending U.S. lawsuits and claims, subject to certain conditions. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(b)	The $27 million ($0.02 per share) after-tax ($39 million pre-tax) IPR&D and certain acquisition-related costs represent an $11 million after-tax ($15 million pre-tax) IPR&D charge related to the NeuroPace, Inc. cross-licensing agreement and $16 million after-tax ($24 million pre-tax) of certain acquisition-related costs. The IPR&D charge related to a milestone payment under existing terms of a royalty bearing, non-exclusive patent cross-licensing agreement with NeuroPace, Inc. that the Company entered into in the first quarter of fiscal year 2006. This payment was charged to IPR&D as technological feasibility has not yet been reached and such technology has no future alternative use. The certain acquisition-related costs include acquisition-related legal fees and severance costs, change in control costs, and contract termination costs related to the acquisition of ATS Medical. Inc. that were expensed in the period. In addition to disclosing IPR&D and certain acquisition-related costs that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D and certain acquisition-related costs. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D and certain acquisition-related costs when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same or similar to measures presented by other companies.

(c)	The Financial Accounting Standards Board (FASB) authoritative guidance for convertible debt accounting has resulted in an after-tax impact to net earnings of $54 million ($0.05 per share) for both the six months ended October 29, 2010 and October 30, 2009. The pre-tax impact to interest expense, net was $86 million and $84 million for the six months ended October 29, 2010 and October 30, 2009, respectively. In addition to disclosing the financial statement impact of this authoritative guidance that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding the impact of this authoritative guidance. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates the impact of this authoritative guidance when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(d)	The $50 million ($0.04 per share) after-tax ($69 million pre-tax) restructuring charge is the net impact of a $52 million after-tax charge related to restructuring initiatives that the Company began in the fourth quarter of fiscal year 2009, offset by a $2 million after-tax net reversal of excess reserves related to the global realignment initiative that began in the fourth quarter of fiscal year 2008. The fiscal year 2009 initiatives were designed to streamline operations and further align resources around the Company’s higher growth opportunities. This initiative impacts most businesses and certain corporate functions. In the first quarter of fiscal year 2010, the Company recognized expense associated with compensation and early retirement benefits provided to employees which could not be accrued in the fourth quarter of fiscal year 2009. In addition, the Company recorded $4 million of the after-tax expense ($7 million pre-tax) within cost of products sold related to inventory write-offs and production-related asset impairments associated with these restructuring activities. The $2 million after-tax net reversal is primarily a result of a $5 million after-tax reversal due to favorable severance negotiations with certain employee populations outside the U.S. as well as a higher than expected percentage of employees identified for elimination finding positions elsewhere within the Company partially offset by a $3 million after-tax charge the Company recorded in the first quarter of fiscal year 2010 related to the further write-down of a non-inventory related asset resulting from the continued decline in the international real estate market. There were no additional restructuring charges in the second quarter of fiscal year 2010. In addition to disclosing restructuring charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(e)	The $316 million ($0.28 per share) after-tax ($374 million pre-tax) certain litigation charges, net relate to settlements with Abbott Laboratories (Abbott) and with W.L. Gore & Associates (Gore). The Abbott settlement accounted for $360 million after-tax ($444 million pre-tax) charges and the Gore settlement accounted for $44 million after-tax ($70 million pre-tax) gain of certain litigation charges, net. The Abbott settlement related to the resolution of all outstanding intellectual property litigation. The terms of the Abbott agreement stipulate that neither party will sue each other in the field of coronary stent and stent delivery systems for a period of at least 10 years, subject to certain conditions. Both parties also agreed to a cross-license of the disputed patents within the defined field. The $444 million pre-tax settlement amount includes a $400 million payment to Abbott and a $42 million success payment made to evYsio Medical Devices, LLC (evYsio). In addition, a $2 million payment was made to evYsio in order to expand the definition of the license field from evYsio. The Gore settlement related to the resolution of outstanding patent litigation related to selected patents in Medtronic’s Jervis and Wiktor patent families. The terms of the agreement stipulate that neither party will sue each other in the defined field of use, subject to certain conditions. In addition and subject to certain conditions, Medtronic granted Gore a worldwide, irrevocable, non-exclusive license in the defined field of use. Gore will also pay Medtronic a quarterly license payment through the fiscal quarter ending October 2018. In addition to disclosing certain litigation charges, net that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF WORLDWIDE REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Three months ended			Currency Impact		Constant
	October 29,	October 30,	Reported	on Growth (a)		Currency
	2010	2009	Growth	Dollar	Percentage	Growth (a)
Reported Revenue:
Pacing Systems	$472	$498	(5)%	$(7)	(1)%	(4)%
Defibrillation Systems	745	754	(1)	(4)	—	(1)
Other	31	26	19	—	—	19

Cardiac Rhythm Disease Management	1,248	1,278	(2)	(11)	(1)	(1)

Coronary & Peripheral	379	369	3	—	—	3
Structural Heart	237	206	15	(3)	(2)	17
Endovascular	122	121	1	(3)	(2)	3

CardioVascular	738	696	6	(6)	(1)	7

Physio-Control	109	94	16	(2)	(2)	18

Cardiac & Vascular Group	2,095	2,068	1	(19)	(1)	2

Core Spinal	634	642	(1)	(1)	—	(1)
Biologics	216	220	(2)	1	—	(2)

Spinal	850	862	(1)	—	—	(1)

Neuromodulation	388	384	1	(4)	(1)	2
Diabetes	326	300	9	(6)	(2)	11
Surgical Technologies	244	224	9	—	—	9

Restorative Therapies Group	1,808	1,770	2	(10)	(1)	3

Total	$3,903	$3,838	2%	$(29)	—%	2%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF INTERNATIONAL REVENUE GROWTH TO CONSTANT CURRENCY GROWTH
(Unaudited)
(in millions)

	Three months ended			Currency Impact		Constant
	October 29,	October 30,	Reported	on Growth (a)		Currency
	2010	2009	Growth	Dollar	Percentage	Growth (a)

Reported Revenue:
Pacing Systems	$262	$277	(5)%	$(7)	(2)%	(3)%
Defibrillation Systems	264	262	1	(4)	(1)	2
Other	23	18	28	—	—	28

Cardiac Rhythm Disease Management	549	557	(1)	(11)	(2)	1

Coronary & Peripheral	276	263	5	—	—	5
Structural Heart	146	119	23	(3)	(2)	25
Endovascular	68	62	10	(3)	(5)	15

CardioVascular	490	444	10	(6)	(2)	12

Physio-Control	45	45	—	(2)	(4)	4

Cardiac & Vascular Group	1,084	1,046	4	(19)	(1)	5

Core Spinal	189	185	2	(1)	(1)	3
Biologics	16	15	7	1	7	—

Spinal	205	200	3	—	—	3

Neuromodulation	110	112	(2)	(4)	(5)	3
Diabetes	113	99	14	(6)	(6)	20
Surgical Technologies	96	84	14	—	—	14

Restorative Therapies Group	524	495	6	(10)	(2)	8

Total	$1,608	$1,541	4%	$(29)	(2)%	6%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
RECONCILIATION OF NEUROMODULATION REVENUE GROWTH TO CONSTANT CURRENCY
REVENUE GROWTH ADJUSTED FOR THE DIVESTITURE OF THE BRAVO pH MONITORING BUSINESS
(Unaudited)

	Three months ended	Three months ended		Percentage
	October 29, 2010	October 30, 2009		Change

Neuromodulation revenue, as reported	$388	$384		1%
Foreign currency impact	4	—
Bravo pH monitoring business revenue	—	(3)

Neuromodulation revenue, adjusted	$392	$381	(a)	3%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation and the divestiture of the Bravo pH monitoring business on revenue. In addition, Medtronic management uses Neuromodulation revenue adjusted for foreign currency translation and the divestiture of Bravo pH monitoring to evaluate operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.
MEDTRONIC, INC.
RECONCILIATION OF SURGICAL TECHNOLOGIES REVENUE GROWTH TO CONSTANT CURRENCY
REVENUE GROWTH ADJUSTED FOR THE DIVESTITURE OF THE OPHTHALMIC BUSINESS
(Unaudited)

	Three months ended	Three months ended		Percentage
	October 29, 2010	October 30, 2009		Change

Surgical Technologies revenue, as reported	$244	$224		9%
Foreign currency impact	—	—
Ophthalmic business revenue	—	(5)

Surgical Technologies revenue, adjusted	$244	$219	(a)	11%

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation and the divestiture of the Ophthalmic business on revenue. In addition, Medtronic management uses Surgical Technologies revenue adjusted for foreign currency translation and the divestiture of the Ophthalmic business to evaluate operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	October 29,	April 30,
	2010	2010
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$1,256	$1,400
Short-term investments	2,288	2,375
Accounts receivable, less allowances of $73 and $67, respectively	3,453	3,335
Inventories	1,635	1,481
Deferred tax assets, net	681	544
Prepaid expenses and other current assets	581	704

Total current assets	9,894	9,839

Property, plant, and equipment	5,586	5,358
Accumulated depreciation	(3,128)	(2,937)

Property, plant, and equipment, net	2,458	2,421

Goodwill	8,624	8,391
Other intangible assets, net	2,573	2,559
Long-term investments	5,448	4,632
Other assets	314	248

Total assets	$29,311	$28,090

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$3,417	$2,575
Accounts payable	438	420
Accrued compensation	707	1,001
Accrued income taxes	163	235
Other accrued expenses	1,170	890

Total current liabilities	5,895	5,121

Long-term debt	7,148	6,944
Long-term accrued compensation and retirement benefits	507	516
Long-term accrued income taxes	634	595
Long-term deferred tax liabilities, net	6	89
Other long-term liabilities	296	196

Total liabilities	14,486	13,461

Commitments and contingencies

Shareholders’ equity:
Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	108	110
Retained earnings	15,114	14,826
Accumulated other comprehensive loss	(397)	(307)

Total shareholders’ equity	14,825	14,629

Total liabilities and shareholders’ equity	$29,311	$28,090

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended
	October 29,	October 30,
	2010	2009
	(in millions)
Operating Activities:
Net earnings	$1,396	$1,314
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	402	372
Amortization of discount on senior convertible notes	86	84
IPR&D charges	15	—
Provision for doubtful accounts	18	19
Deferred income taxes	(77)	143
Stock-based compensation	104	128
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(72)	(89)
Inventories	(108)	(15)
Accounts payable and accrued liabilities	(429)	(74)
Other operating assets and liabilities	94	89
Certain litigation charges, net	279	374
Certain litigation payments	(5)	(939)

Net cash provided by operating activities	1,703	1,406

Investing Activities:
Acquisitions, net of cash acquired	(452)	—
Purchase of intellectual property	(17)	(40)
Additions to property, plant, and equipment	(258)	(279)
Purchases of marketable securities	(3,425)	(2,916)
Sales and maturities of marketable securities	2,793	1,745
Other investing activities, net	(80)	(88)

Net cash used in investing activities	(1,439)	(1,578)

Financing Activities:
Change in short-term borrowings, net	1,181	618
Payments on long-term debt	(402)	(6)
Dividends to shareholders	(488)	(455)
Issuance of common stock	42	103
Repurchase of common stock	(760)	(609)

Net cash used in financing activities	(427)	(349)

Effect of exchange rate changes on cash and cash equivalents	19	76

Net change in cash and cash equivalents	(144)	(445)

Cash and cash equivalents at beginning of period	1,400	1,271

Cash and cash equivalents at end of period	$1,256	$826

Supplemental Cash Flow Information
Income taxes paid	$552	$193
Interest paid	219	181